[ARTHUR ANDERSON LLP LETTERHEAD]
                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 2001 included in Mpower Communications Corp.'s (predecessor to Mpower Holding Corporation) Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.


                                           /s/ Arthur Anderson LLP
                                           -------------------------------------
                                           Arthur Andersen LLP


Rochester, New York
July 3, 2001